EXHIBIT 99.1
REVOCABLE PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
UNITED COMMUNITY FINANCIAL CORP.
UNITED COMMUNITY FINANCIAL CORP.
SPECIAL MEETING OF SHAREHOLDERS
                                        , 2007
     The undersigned shareholder of United Community Financial Corp. (“United Community”) hereby constitutes and appoints                      and                     , or either of them, as the Proxy or Proxies of the undersigned with full power of substitution and resubstitution, to vote at the Special Meeting of Shareholders of United Community to be held at                                         ,                                          ,                                         , Ohio , on                     , 2007, at                       ___.m. Eastern Time (the “Special Meeting”), all of the shares of United Community which the undersigned is entitled to vote at the Special Meeting, or at any adjournment thereof, on each of the following proposals, all of which are described in the accompanying Joint Prospectus/Proxy Statement:
1.	The approval of the Agreement and Plan of Merger, dated as of July 24, 2007, as amended on September 25, 2007, by and among United Community, The Home Savings and Loan Company of Youngstown, Ohio, PVF Capital Corp., and Park View Federal Savings Bank (the “Merger Agreement”).

☐	FOR	☐	AGAINST	☐	ABSTAIN
2.	The adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement.

☐	FOR	☐	AGAINST	☐	ABSTAIN
3.	In their discretion, upon such other business as may properly come before the Special Meeting or any adjournments thereof.
     The Board of Directors recommends a vote “FOR” proposals 1 and 2 listed above.
     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. Unless otherwise specified, the shares will be voted FOR proposals 1 and 2.
     All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of the Special Meeting of Shareholders of United Community and of the accompanying Joint Prospectus/Proxy Statement is hereby acknowledged.
     ☐ In order to accommodate all shareholders, please check if you plan on attending the Special Meeting.
IMPORTANT: Please sign and date this Proxy on the reverse side.

     Please sign exactly as your name appears on your Stock Certificate(s). Executors, Administrators, Trustees, Guardians, Attorneys and Agents should give their full titles.

Signature	Signature

Print or Type Name	Print or Type Name

Dated:	Dated:

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE USA.
IMPORTANT: Please sign and date this Proxy on the reverse side.